Registration No. 333-86993
    As filed with the Securities and Exchange Commission on August 28, 2000.
 -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          -----------------------------
                        Post Effective Amendment No. 1 to
                                    Form SB-2
                                 On Form POS AM
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
--------------------------------------------------------------------------------

                          SMITH RIVER BANKSHARES, INC.
             (Exact name of registrant as specified in its charter)

           VIRGINIA                       6711                   54-1956616
(State or other jurisdiction  (Primary Standard Industrial    (I.R.S.  Employer
      of incorporation)        Classification Code Number)   Identification No.)

        Suite 12                                             Suite 12
    Patrick Henry Mall                                    Patrick Henry Mall
  730 East Church Street                               730 East Church Street
Martinsville, Virginia 24112                        Martinsville, Virginia 24112
     (540) 632-8092                                       (540) 632-8092

(Address, including zip code,                      (Address of principal place
and telephone number, including                       of business or intended
area  code, of principal executive                  principal place of business)
offices)

                                                       Copies to:
      Cecil R. McCullar                 Douglas W.  Densmore and Hugh B. Wellons
   Chief Executive Officer                 Flippin, Densmore, Morse, & Jessee
         Suite 12                        10 South Jefferson Street, Suite 1800
   730 East Church Street                        Roanoke, Virginia 24011
 Martinsville, Virginia 24112                         (540) 510-3000
        (540) 632-8092

(Name, address, including zip code
and telephone number, including
area code, of agent for service)

--------------------------------------------------------------------------------


        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434 of the Securities Act, please check the following box. [ ]

                                      CALCULATION OF REGISTRATION FEE
=========================================================================================================
Title of each class                               Proposed           Proposed maximum        Amount of
of securities to be        Amount to be       maximum offering      aggregate offering      Registration
    registered             registered(1)       price per unit             price(2)              Fee
---------------------------------------------------------------------------------------------------------
Common Stock (1)           1,087,500 shs            N/A                 $10,875,000          $3,023.20

Common Stock,                  (2)                  (2)                     (2)                 (2)
Purchase Warrants (2)
=========================================================================================================

    (1) This Registration Statement covers the issuance of the 912,500 shares of common stock to the general public and 87,500 Units to be issued to the organizers/directors consisting of 87,500 shares to the organizers/directors, as well as shares subject to an additional 87,500 warrants to purchase common stock at a price of $10.00 per share, issued to the organizers/directors, all expected to be issued in connection with the transactions described herein.

    (2) Warrants are included in the Units to be issued to the organizers/directors. The organizers/directors of this company, instead of common stock, will receive in the offering Units, each Unit consisting of one share of common stock and one warrant to purchase common stock at some point in the future at a price of $10.00 per share.



    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                          DEREGISTRATION OF SECURITIES

This Post Effective Amendment Number 1 to the Form SB-2 Registration Statement (Registration Number 333-86993) of Smith River Bankshares, Inc., a Virginia corporation ("Registrant"), is being filed to deregister all unsold securities. Registrant hereby deregisters the 310,632 unsold shares of common stock registered by and through the Registration Statement.



                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post Effective Amendment Number 1 to the Registration Statement on Form SB-2 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Martinsville, Commonwealth of Virginia, on August 28, 2000.

SMITH RIVER BANKSHARES, INC.


By:  /s/ C. R. McCullar
    --------------------------------------
    Cecil R. (Andy) McCullar
    President and Chief Executive Officer

Under the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

              Signature                                       Title                         Date
              ---------                                       -----                         ----
/s/ C. R. McCullar                                   President and Chief                   8/28/00
------------------------------------------           Executive Officer, Director           -------
Cecil R. (Andy) McCullar

/s/ Brenda H. Smith                                  Senior Vice President/                8/28/00
------------------------------------------           Chief Financial Officer               -------
Brenda H. Smith

/s/ Mervyn R. King                                   Director, Chairman of                 8/28/00
------------------------------------------           the Board of Directors                -------
Mervyn R. King

/s/ J. E. Bassett, Jr.                                      Director                       8/28/00
------------------------------------------                                                 -------
J. E. Bassett, Jr.

                                                            Director
------------------------------------------                                                 -------
Patricia H. Brammer

/s/ Jesse D. Cahill, Sr.                                    Director                       8/28/00
------------------------------------------                                                 -------
Jesse D. Cahill, Sr.

                                                            Director
------------------------------------------                                                 -------
Morton W. Lester






/s/ Roxann B. Miller                                        Director                       8/28/00
------------------------------------------                                                 -------
Roxann B. Miller

/s/ Jimmie R. Mills                                         Director                       8/28/00
------------------------------------------                                                 -------
Jimmie R. Mills

/s/ George R. Nelson, Jr.                                   Director                       8/28/00
------------------------------------------                                                 -------
George R. Nelson, Jr.

/s/ Joe C. Philpott                                         Director                       8/28/00
------------------------------------------                                                 -------
Joe C. Philpott

                                                            Director
------------------------------------------                                                 -------
Doug Riddle

                                                            Director
------------------------------------------                                                 -------
Milford A. Weaver